Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin	Kathy Durr
Tel: 408-745-2371 randi@juniper.net	Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q2’05 Financial Results
Q2’05 Net Revenue $493.0MM; GAAP EPS $0.15; Non-GAAP EPS $0.18

Sunnyvale, CA – July 19, 2005 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the quarter ended June 30, 2005.

Net revenues for the second quarter were $493.0 million, compared with $306.9 million for the same period last year, an increase of 61 percent.

GAAP net income for the second quarter was $89.0 million or $0.15 per share, compared with a GAAP net loss of $12.6 million or $0.02 per share in the second quarter of 2004. Non-GAAP net income was $104.3 million or $0.18 per share, compared with non-GAAP net income of $42.7 million or $0.08 per share in the second quarter of 2004. See the table at the bottom of the Non-GAAP Condensed Consolidated Statements of Operations for a reconciliation of the non-GAAP net income to the GAAP net income.

Cash provided by operations was $166.1 million for the second quarter, compared to cash provided by operations of $119.0 million for the same period last year. Capital expenditures and depreciation during the second quarter were $18.1 million and $12.9 million, respectively.

“The news for this quarter is once again growth – significant revenue growth, outpaced by earnings per share growth, all while our investment in innovation grows as well,” commented Scott Kriens, chairman and CEO, Juniper Networks. “The momentum we are enjoying in our brand, our portfolio and the corresponding market opportunity continues to be fueled by the confidence of our customers and the strong demand for the value we bring to the network.”

Juniper Networks continues to leverage its traffic processing expertise to enhance the value of the network for customers worldwide.

•	Juniper is helping its customers capitalize on the increasing demand for triple play services – voice, video and data — by delivering cost-effective solutions with assured levels of quality, security and availability. These solutions, such as the recently announced E320, are developed organically through Juniper’s internal innovation engine, through partnerships with market leaders, such as Avaya and through acquisitions such as that of Kagoor, delivering key Session Border Control technology to secure and assure the delivery of multimedia services.

•	Juniper continues to participate at the leading edge of IP-based converged network deployments. With Lucent and Siemens, Juniper is providing assured, high performance networking solutions for one of the most revolutionary projects the industry has seen — British Telecommunications 21st Century Network.

•	In the security market, Juniper continues to lead the emerging SSL VPN space, as enterprises looking for secure connections across a distributed organization, and service providers, offering both network and CPE-based managed security solutions, recognize the benefit of Juniper’s best-in-class solution.

•	Enterprises looking for secure and assured networking and security solutions to support mission critical requirements increasingly look to Juniper to address those needs. The United States Department of Labor’s Mine Safety and Heath Administration deployed the Juniper Networks Secure Access FIPS-compliant SSL VPNs to provide remote employees with secure access to agency network resources and information faster and more securely than their previous traditional access methods. Whether it is standalone routing, or combined routing and security, customers appreciate the focus and innovation Juniper brings to the problem.

Juniper Networks will host a conference call web cast today, July 19, 2005 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until August 19, 2005. A replay will be accessible by telephone after 3:00 p.m. Pacific Time through July 26th, 2005 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21250338. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks is the leader in enabling secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$857,061	$713,182
Short-term investments	445,465	404,659
Accounts receivable, net	205,366	187,306
Prepaid expenses and other current assets	106,540	108,586
Total current assets	1,614,432	1,413,733
Property and equipment, net	291,705	275,612
Long-term investments	580,124	595,234
Restricted cash	38,390	31,226
Goodwill	4,576,088	4,427,930
Purchased intangible assets, net and other long-term assets	283,077	255,979
Total assets	$7,383,816	$6,999,714
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$116,145	$113,890
Other accrued liabilities	218,124	229,197
Deferred revenue	219,797	159,750
Total current liabilities	554,066	502,837
Deferred revenue, net of current portion	30,476	22,700
Convertible senior notes and other long-term liabilities	476,388	481,440
Commitments and contingencies

Stockholders’ equity:
Common stock and additional paid-in capital	6,045,410	5,888,220
Deferred stock compensation	(19,175)	(32,394)
Accumulated other comprehensive income	(5,422)	(716)
Retained earnings	302,073	137,627
Total stockholders’ equity	6,322,886	5,992,737
Total liabilities and stockholders’ equity	$7,383,816	$6,999,714

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenues:
Product (1)	$423,732	$263,670	$816,012	$457,854
Service	69,296	43,229	126,128	73,098
Total net revenues	493,028	306,899	942,140	530,952
Cost of revenues:
Product	121,324	73,887	233,804	130,452
Service	33,897	22,883	64,612	40,337
Total cost of revenues	155,221	96,770	298,416	170,789
Gross margin	337,807	210,129	643,724	360,163
Operating expenses:
Research and development	81,238	58,093	157,366	104,723
Sales and marketing	102,280	75,657	193,708	119,197
General and administrative	15,395	17,371	30,862	26,236
In-process research and development	1,900	27,500	1,900	27,500
Integration costs	–	5,087	–	5,087
Restructuring costs	(6,560)	(3,835)	(6,560)	(3,835)
Amortization of purchased intangibles and deferred stock compensation	23,929	35,060	45,893	39,189
Total operating expenses	218,182	214,933	423,169	318,097
Operating income (expense)	119,625	(4,804)	220,555	42,066
Interest and other income	13,417	5,309	24,495	10,295
Interest and other expense	(1,096)	(1,480)	(1,876)	(3,980)
Gain (loss) on redemption of convertible subordinated notes	–	(4,107)	–	(4,107)
Income (loss) before income taxes	131,946	(5,082)	243,174	44,274
Provision for income taxes	42,935	7,472	78,728	23,288
Net income (loss)	$89,011	$(12,554)	$164,446	$20,986
Net income (loss) per share:
Basic	$0.16	$(0.02)	$0.30	$0.05
Diluted(2)	$0.15	$(0.02)	$0.28	$0.04
Shares used in computing net income (loss) per share:
Basic	546,662	506,189	544,622	450,343
Diluted(2)	591,050	506,189	589,953	489,738
(1) Product net revenues are generated from groups of similar products as follows:
Infrastructure	$330,473	$219,834	$634,604	$414,018
Security	93,259	43,836	181,408	43,836
Total	$423,732	$263,670	$816,012	$457,854
(2)2004 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

Juniper Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (3)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net revenues:
Product	$423,732	$263,670	$816,012	$457,854
Service	69,296	43,229	126,128	73,098
Total net revenues	493,028	306,899	942,140	530,952

Cost of revenues:
Product	121,324	73,887	233,804	130,452
Service	33,897	22,883	64,612	40,337
Total cost of revenues	155,221	96,770	298,416	170,789
Gross margin	337,807	210,129	643,724	360,163

Operating expenses:
Research and development	81,238	58,093	157,366	104,723
Sales and marketing	102,280	75,657	193,708	119,197
General and administrative	15,395	17,371	30,862	26,236
Total operating expenses	198,913	151,121	381,936	250,156
Operating income	138,894	59,008	261,788	110,007
Interest and other income	13,417	5,309	24,495	10,295
Interest and other expense	(1,096)	(1,480)	(1,876)	(3,980)
Income before income taxes	151,215	62,837	284,407	116,322
Provision for income taxes	46,877	20,108	88,167	37,223
Net income	$104,338	$42,729	$196,240	$79,099

Net income per share:
Basic	$0.19	$0.08	$0.36	$0.18
Diluted(2)	$0.18	$0.08	$0.33	$0.16

Shares used in computing net income per share:
Basic	546,662	506,189	544,622	450,343
Diluted(2)	591,050	557,618	589,953	489,738

(2)2004 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

(3) The non-GAAP statements exclude in-process research and development, integration costs, restructuring costs, amortization of purchased intangibles and deferred stock compensation, and the loss on redemption of the convertible subordinated notes. See reconciliation to GAAP information below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Non-GAAP net income	$104,338	$42,729	$196,240	$79,099
In-process research and development	(1,900)	(27,500)	(1,900)	(27,500)
Integration costs	–	(5,087)	–	(5,087)
Restructuring costs	6,560	3,835	6,560	3,835
Amortization of purchased intangibles and deferred stock compensation	(23,929)	(35,060)	(45,893)	(39,189)
Loss on redemption of convertible subordinated notes	–	(4,107)	–	(4,107)
Income tax effect	3,942	12,636	9,439	13,935
Net income (loss)	$89,011	$(12,554)	$164,446	$20,986

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2005	2004

OPERATING ACTIVITIES:
Net income	$164,446	$20,986

Adjustments to reconcile net income to net cash from operating activities:
Depreciation	24,618	18,712
Amortization of purchased intangibles, deferred stock compensation and debt costs	46,734	42,557
In-process research and development	1,900	27,500
Tax benefit of employee stock option plans	64,595	–
Loss on redemption of convertible subordinated notes	–	4,107

Changes in operating assets and liabilities:
Accounts receivable, net	(13,142)	(34,742)
Prepaid expenses, other current assets and other long-term assets	(23,390)	(16,242)
Accounts payable	2,181	8,151
Accrued warranty	(2,849)	5,757
Other accrued liabilities	(31,420)	41,302
Deferred revenue	66,836	73,689
Net cash provided by operating activities	300,509	191,777

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(40,637)	(19,680)
Purchases of available-for-sale investments	(426,810)	(348,140)
Maturities and sales of available-for-sale investments	398,859	520,221
Increase in restricted cash	(7,164)	(90)
Minority equity investments	(968)	(1,180)
Cash paid in connection with acquisitions made, net of cash and cash equivalents acquired	(155,256)	40,889
Net cash provided by (used in) investing activities	(231,976)	192,020

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	75,346	71,469
Redemption of convertible subordinated notes	–	(144,967)
Net cash (used in) provided by financing activities	75,346	(73,498)
Net increase in cash and cash equivalents	143,879	310,299
Cash and cash equivalents at beginning of period	713,182	365,606
Cash and cash equivalents at end of period	$857,061	$675,905